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EXHIBIT 3.2
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                              AMENDED AND RESTATED
                               CODE OF REGULATIONS
                                       FOR
                           PHONETEL TECHNOLOGIES, INC.

                               AN OHIO CORPORATION


                                    ARTICLE I
                                PRINCIPAL OFFICE

The place of the principal office of the Corporation, in the State of Ohio, is North Point Tower, 7th Floor, 1001 Lakeside Avenue, Cleveland, Ohio, Cuyahoga County.

                                   ARTICLE II
                                  SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation in the State of Ohio or at such other place, within or without the State of Ohio, as may be determined by the Board of Directors, and as shall be designated in the notice of said meeting, on such date and at such time as the Board of Directors shall determine, for the purpose of electing directors, for the consideration of reports to be laid before the meeting, and for the transaction of such other business as may properly be brought before the meeting.

If the election of directors is not held at any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held at the principal office of the Corporation in the State of Ohio or at such other place, within or without the State of Ohio, as may be designated in the notice of said meeting.

SECTION 3. CALLING MEETINGS. All meetings of the shareholders shall be called upon the written request of:

1) the Chairman of the Board, if any, or the President, or in case of the absence, death or disability of both, the Vice President authorized to exercise the authority of the President;
2) the directors, by action at a meeting or by a majority of the directors acting without a meeting; or


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3)       shareholders holding at least forty percent (40%) of all shares entitled to vote at the meeting.

Calls for such meetings shall specify the time, place and purpose thereof. No business other than that specified in the call shall be considered at any special meeting.

SECTION 4. NOTICE AND PURPOSE OF MEETINGS. Written notice of the purpose or purposes and of the day and hour and the place within or without the State of Ohio of every meeting of shareholders shall be given, by or at the direction of the President or the Secretary, either personally or by mail, not less than ten days or more than sixty days before the date of the meeting to each shareholder of record entitled to notice of such meeting. Such notice shall be directed to each shareholder at his address as it appears on the records of the Corporation unless he shall have filed with the secretary of the Corporation a written request that notices intended for him be sent to some other address, in which case it shall be mailed or delivered to the address designated in such request. Notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or personally delivered. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of shareholders shall be required. Notice of any meeting of shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder, which writing shall be filed with the records of the meeting. The attendance of a shareholder at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed a waiver by him of notice of the meeting. Except where otherwise required by law, notice of adjournment of a meeting of the shareholders of the Corporation need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

SECTION 5. QUORUM. Except as otherwise required by the statutes of Ohio, shareholders in person or by proxy holding a majority of shares entitled to vote at a meeting of shareholders shall constitute a quorum at any and all meetings of shareholders, but shareholders holding less than a majority of such shares present in person or by proxy may adjourn any meeting from time to time.

SECTION 6. ORGANIZATION. Meetings of the shareholders shall be presided over by the Chairman of the Board, if any, or if he is not present or there is no one filling that office, by the President, or if the President is not present, by a Vice President, or if none of the foregoing is present, by a chairman to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence, an assistant secretary, shall act as secretary of every meeting, but if neither the Secretary or assistant secretary is present, the meeting shall choose any person present to act as secretary of the meeting.


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SECTION 7. VOTING. Except as otherwise provided in the Articles of
Incorporation, this Code of Regulations, or in the laws of the State of Ohio, at every meeting of the shareholders, each shareholder entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock held by him and registered in his name on the books of the Corporation as of the applicable record date. Any vote may be given by the shareholder in person or by proxy appointed by an instrument in writing executed by such shareholder or his duly authorized attorney. A telegram, cablegram, or telex communication appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing appointing a proxy, is a sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Except as otherwise required by statute, the Articles of Incorporation, this Code of Regulations, or in electing directors, all matters coming before any meeting of the shareholders shall be decided by the vote of a majority in interest of the shareholders of the Corporation present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors, the candidates receiving the greatest number of votes shall be elected.

SECTION 8. RECORD DATE OF SHAREHOLDERS. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:

1)       receive notice of or vote at a meeting of shareholders;
2)       receive payment of any dividend or distribution;
3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or
4)       participate in the execution of written consents, waivers, or releases;

the board of directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2) and (3) above, shall not be more than sixty (60) days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Section 8, including the date of the meeting of shareholders and the period ending with the date, if any, to which it is adjourned.

SECTION 9. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Ohio.

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SECTION 10. LIST OF SHAREHOLDERS. Upon request of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, or the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists, when certified by the officer or agent in charge of the transfer of shares, shall be prima facie evidence of the facts shown therein.

SECTION 11. INSPECTORS OF ELECTION. The directors, in advance of any meeting of shareholders, may appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment. In case any person appointed as inspector fails to appear or to act, the vacancy may be filled by appointment made by the officer or person acting as chairman. If there are three or more inspectors, the decision, act, or certificate of a majority of them shall be effective in all respects as the decision, act, or certificate of all. The inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, waivers, or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waivers, and releases; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of any director, officer or shareholder of the Corporation, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them.

SECTION 12. INFORMAL ACTION. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE III
                                    DIRECTORS

SECTION 1. POWERS, NUMBER, QUALIFICATION, TERM, QUORUM AND VACANCIES. All of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors. For their own government, the directors may adopt bylaws that are not inconsistent with the Articles of Incorporation or this Code of Regulations.

The number of directors shall be five. Except as hereinafter provided, directors shall be elected at the Annual Meeting of the Shareholders and each director shall be elected to service for one year and until his successor is elected or until his earlier resignation, removal from office, or death. The number of directors may be increased or decreased from time to time by the Board of Directors. The number of directors shall never be less than three except that, if all of the shares of the Corporation are owned of record by one or two shareholders, the number of directors may


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be less than three but not less than the number of shareholders. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

Directors need not be shareholders.

A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of the directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the Board when the Board is authorized to fill a vacancy. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

The office of a director becomes vacant upon the death, resignation or removal of a director, as provided by Section 1701.58 of the Ohio General Corporation Law and Section 5 of this Article III. In the event that the shareholders shall remove a director or directors, they may elect, at the meeting effecting the removal or the increase, a director to fill the vacancy or vacancies resulting therefrom. In the event that the shareholders do not fill such vacancy at such meeting, or an adjournment thereof, the remaining directors, though less than a majority of their number, shall fill such vacancies. The Board may, in a similar manner, fill any vacancy not resulting from a removal of a director by the shareholders or resulting from an increase in the number of directors.

If the membership of the Board of Directors at any time falls below the number necessary to constitute a quorum, and the remaining directors are unable to elect a successor or successors to reconstitute such a quorum, a special meeting of shareholders shall be called and such number of directors shall be elected thereat as may be necessary to bring the Board of Directors to its full membership.

SECTION 2. MEETINGS. Meetings of the Board of Directors shall be held at such place within or without the State of Ohio as may, from time to time, be fixed by resolution of the Board of Directors, or as may be designated in the notice calling the meeting. Regular meetings of the Board of Directors shall be held at such times as may, from time to time, be fixed by resolution of the Board of Directors and special meetings may be held at any time upon the call of the Chairman of the Board, if any, the President, any Vice President, or a majority of the directors then in office, by oral, telegraphed, cabled, telexed or written notice duly served on or sent or mailed to each director not less than two days before such meeting. Notices of meetings need not specify the purposes of the meeting. A meeting of the Board of Directors may be held without notice immediately after a meeting of shareholders at which the directors are elected. Notice need not be given of regular meetings of the Board of Directors held at a time fixed by resolution of the Board of Directors. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. Notice of the time, place, and purpose of any meeting may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.
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Any meeting of the Board of Directors and any committee of directors may be held through the use of telephone or any other communications equipment if all persons participating can hear each other. Participation in such a meeting constitutes presence at a meeting of the Board of Directors or committee of directors, as the case may be.

SECTION 3. EXECUTIVE AND OTHER COMMITTEES. Whenever the number of directors is more than three, the Board of Directors, in its discretion, may designate three or more directors to constitute an executive committee or other committees, which shall have and may exercise only such powers of the Board of Directors in the management of the Corporation as may be conferred or authorized by the resolution appointing them. Such committee or committees shall act only during the intervals between meetings of the directors and shall not, among other things, have the power to fill vacancies among the directors or in any such committee. A majority of the whole of such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors otherwise provides. The Board of Directors shall have the power, at any time, to fill vacancies in, to change the membership of, or to discharge any such committee and to appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members of any meeting of the particular committee.

SECTION 4. PROVISIONAL DIRECTOR. A provisional director may be appointed by the appropriate Court of Common Pleas in accordance with the provisions of Section 1701.911 of the Ohio Revised Code, and all provisions of this Code of Regulations shall be read as being subject to, and qualified by, that Section.

SECTION 5. REMOVAL OF DIRECTOR. All the directors, or all the directors of a certain class, or any individual director, may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the Directors or all the directors of a particular class are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director.

SECTION 6. RESIGNATION OF DIRECTOR. Any director may resign at any time by delivering a written notice of resignation, signed by such director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 7. INFORMAL ACTION. Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

SECTION 8. RELIANCE ON ACCOUNTS AND REPORTS. A director, or a member of any committee designated by the Board of Directors, shall in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers


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or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1. NUMBER. The Board of Directors, as soon as feasible after the election thereof held in each year, shall elect a president, a secretary and a treasurer, and, from time to time, may elect or appoint a chairman of the board, one or more vice president and such assistant secretaries, assistant treasurers and other officers as it may deem necessary. Any two or more offices may be held by the same person, but no office shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the Articles of Incorporation, this Code of Regulations, or the bylaws, if any, to be executed, acknowledged, or verified by two or more officers. The chairman of the board, if any, shall be elected from among the directors.

SECTION 2. TERM AND REMOVAL. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 3. POWERS AND DUTIES. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be conferred from time to time by the Board of Directors. The vice-president or vice presidents, the assistant secretary or assistant secretaries and the assistant treasurer or assistant treasurers, in the order of their respective seniorities, in the absence or disability of the president, secretary or treasurer, respectively, shall perform the duties of such officer and shall generally assist the president, secretary or treasurer, respectively.

                                    ARTICLE V
                        CERTIFICATES REPRESENTING SHARES

SECTION 1. FORM. Each holder of shares shall be entitled to one or more certificates signed by the Chairman of the Board, if any, or the President or a Vice President and by the Secretary, an assistant secretary, the treasurer, or an assistant treasurer of the Corporation, which shall certify the number and class of shares held by him in the Corporation and shall contain such special statements as may be prescribed by the Ohio General Corporation Law. No certificate for shares shall be executed or delivered until such shares are fully paid. The signature of any of said officers of the Corporation may be by facsimile, engraved, stamped, or printed, to the extent permitted by law. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.


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The Corporation may, but need not, issue a certificate for or including a fraction of a share or may otherwise act in this regard in accordance with the terms and conditions of the Ohio General Corporation Law.

SECTION 2. TRANSFER OF SHARES. The shares of the Corporation shall be transferable only upon its books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the share transfer books and ledgers or to such other person as the Board of Directors may designate for such purpose, and new certificates shall thereupon be issued.

SECTION 3. LOST, STOLEN AND DESTROYED CERTIFICATES. The Board of Directors may cause a new certificate of shares to be issued in the place of any lost, stolen or destroyed certificate but the person seeking to have such new certificate issued shall furnish proof, by affidavit or otherwise, as the Board may require, of ownership of the shares represented by such lost, stolen or destroyed certificate and the facts which tend to prove such loss, theft or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Corporation against any claim that may be made against it by reason of the issue of such new certificate. The Board of Directors may also, in its discretion, refuse to issue such new certificate, except pursuant to a court order.

SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE VI
                                BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, directors, and committees of the directors, and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time.

                                   ARTICLE VII
                                   FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the last day of December next following, unless otherwise determined by the Board of Directors.


                                  ARTICLE VIII
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                                   AMENDMENTS

This Code of Regulations of the Corporation shall be subject to alteration, amendment or repeal, and any new Code of Regulations not inconsistent with any provision of the Articles of Incorporation or statute may be made, either by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, at any annual or special meeting of the shareholders, or, without such meeting, by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation. If this Code of Regulations are amended or new Code of Regulations are adopted without a meeting of the shareholders, the Secretary of the Corporation shall mail a copy of the amendment of the new Code of Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

                                   ARTICLE IX
                                  CONSTRUCTION

         In the event of any conflict between the provisions of the Code of Regulations of the Corporation as in effect from time to time and the provisions of the Articles of Incorporation of the Corporation as in effect from time to time, the provisions of such Articles of Incorporation shall be controlling.

                                    ARTICLE X
                        EMERGENCY REGULATIONS AND BYLAWS

In the event of an emergency, as defined in Revised Code Section 1701.01(U), directors' meetings may be held and conducted as provided at the time in Revised Code Section 1701.11(F), and any action so taken shall be the action of the Corporation. The provisions of that subsection with regard to executives and other officers shall also apply. The directors operating during an emergency shall have authority to adopt such bylaws as they deem best for the conduct of their meetings.